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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Officer Employee Stock Plan of DSP Group, Inc. of our reports dated January 23, 1998 (except for Note 9, as to which the date is January 27, 1998), with respect to the consolidated financial statements of DSP Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP



San Jose, California
December 16, 1998